UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2006

Consolidated Communications Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

121 S. 17th Street, Mattoon, Illinois		61938
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(217) 235-3311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2006, Consolidated Communications Holdings, Inc. (the "Company") entered into a stock repurchase agreement (the "Stock Repurchase Agreement") with Providence Equity Partners IV L.P. ("Providence Equity IV") and Providence Equity Operating Partners IV L.P. ("Providence Equity Operating IV"), pursuant to which the Company agreed to purchase in a privately negotiated transaction (i) 3,770,219 shares of its common stock from Providence Equity IV at $15.00 per share, for a total purchase price of $56,553,285 and (ii) 12,160 shares of its common stock from Providence Equity Operating IV at $15.00 per share, for a total purchase price of $182,400. The transaction is expected to be completed on July 28, 2006.

The description set forth above does not purport to be complete and is qualified in its entirety by the Stock Repurchase Agreement filed herewith as Exhibit 10.1, and is incorporated into this report by reference. A press release announcing the transaction is filed herewith as Exhibit 99.1, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Repurchase Agreement, dated July 13, 2006, by and among Consolidated Communications Holdings, Inc., Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P.

99.1 Press release dated July 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Communications Holdings, Inc.

July 17, 2006	By:	Steven L. Childers

Name: Steven L. Childers
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated July 13, 2006, by and among Consolidated Communications Holdings, Inc., Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P.
99.1	Press release dated July 14, 2006